UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 27, 2009
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
Of incorporation)		Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 3- Securities and Trading Markets
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously publicly announced, CanArgo Energy Corporation (“CanArgo” or the “Company”) was notified by the staff (“Staff”) of the NYSE Alternext US LLC (the “Exchange”), formerly known as the American Stock Exchange, Inc. or the “AMEX”, on January 5, 2009, that the Staff had determined, following a review of publicly available information, that the Company was not in compliance with Section 1003(a)(iv) of the NYSE Alternext Company Guide (the “Company Guide”) in that it had sustained losses which were so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired that it appeared questionable, in the opinion of the Exchange, as to whether the Company would be able to continue its operations and/or meet its obligations as they mature.
The Exchange further notified the Company that, as a result of the Company’s low share price of its common stock, the Company’s common stock may not be suitable for auction market trading. In accordance with Section 1003(f)(v) of the Company Guide, the Exchange notified the Company that it deemed it appropriate under the circumstances for the Company to effect a reverse stock split to address its low selling price and if a reverse stock split was not completed within a reasonable timeframe, the Exchange would consider suspending dealings in, or delisting, the Company’s common stock.
Finally, as a result of the previously announced resignation of one of its independent directors the Company was no longer in compliance with Sections 803 (A)(1) and Section 803(B)(2)a of the Company Guide, which require, respectively, that at least a majority of the Company’s directors are independent and that the Company’s audit committee be comprised of at least three independent directors. Specifically, the Company currently only has two independent directors of the four directors on the Company’s Board of Directors and an audit committee composed of only two members.
The Company was offered an opportunity to file a plan with the Exchange of the steps it intended to take to regain compliance with the continued listing requirements of the Exchange within certain designated periods (“Plan Periods”). The Company submitted its plan of compliance on February 17, 2009 (the “Plan”).

On March 27, 2009, the Company was notified by the Staff that it had determined, following a review of the Plan, that the Plan did not make a reasonable demonstration of the Company’s ability to regain compliance with the Exchange’s continued listing standards by the end of the Plan Periods based upon the following reasons: the Staff’s concerns that due to the Company’s current severely impaired financial condition it would be unable to restructure its outstanding subordinated debt, which is currently in default, thereby precipitating possible bankruptcy proceedings; the severity of the Company’s financial impairment could result in an inability to secure audited financial statements timely thereby delaying the filing of CanArgo’s Form 10-K for the fiscal year ended December 31, 2008 by the required date of March 31, 2009 (violating Sections 134 and 1101 of the Company Guide); there was significant uncertainty regarding the Company’s ability to receive the funds it is seeking in litigation against the defaulting standby underwriters in its rights offering concluded in October 2008 by the end of the Plan Period, and the Company’s common stock was continuing to trade at extremely low levels. Due to the nature and severity of the deficiencies cited above, as well as the triggering of these additional deficiencies, Staff determined to apply commentary .01 of Section 1009 of the Company Guide and not offer the Company an opportunity to submit a plan of compliance related to these deficiencies. Based on the foregoing, the Staff has concluded that it was appropriate to initiate immediate delisting proceedings at this time.
The Exchange intends to strike the Company’s common stock from the Exchange by filing a delisting application with the Securities and Exchange Commission pursuant to Section 1009(d) of the Company Guide. The Company does not intend to appeal the Exchange’s decision and the Company expects the Exchange’s decision to become final on or before April 3, 2009.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
March 29, 2009 — Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, NYSE ALTERNEXT:CNR.BC) today announced that on March 27, 2009 it was notified by the Staff of the NYSE Alternext US LLC (the “Exchange”) that the Staff had determined that the Company’s Plan to regain compliance with its deficiencies in meeting the continued listing requirements previously submitted to the Exchange did not make a reasonable demonstration of its ability to regain compliance by the end of the Plan Period for the reasons set forth in Item 3.01 above and that it was initiating immediate delisting proceedings. The Company does not intend to appeal the Exchange’s decision and the Company expects the Exchange’s decision to become final on or before April 3, 2009.
See Item 3.01 and the copy of the Press Release attached hereto as Exhibit 99.1 for in description in greater detail of these developments.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated March 29, 2009 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: March 31, 2009	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate
Secretary